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                      FOR IMMEDIATE RELEASE

       Allegheny Energy Closes On Acquisition Of Share In
          Conemaugh Generating Facility For $78 Million

     Hagerstown, MD - January 8, 2001 - Allegheny Energy, Inc. (NYSE: AYE) today announced that it has finalized the purchase of 83 megawatts (MW) of coal-fired generating capacity in the Conemaugh Generating Station near Johnstown, Pa. The acquisition boosts Allegheny Energy's generating capacity in the Pennsylvania-New Jersey-Maryland (PJM) market to 129 MW and advances the Company's growth strategy for its generation business.

     Allegheny Energy and PPL Corp. (NYSE: PPL) of Allentown, Pa., closed on an agreement that was announced in May 2000, under which the two companies jointly acquired 166 MW, or a 9.72 percent share, of Conemaugh's capacity from Potomac Electric Power Co. (NYSE: POM). The purchase price of $152.5 million, plus related adjustments, will be shared equally by both PPL and Allegheny Energy for approximately $78 million each. Allegheny's share will be accretive to earnings in the first full year and is being financed with debt.

     Alan J. Noia, Chairman, President, and Chief Executive Officer of Allegheny Energy, said, "We are pleased to add another 83 MW to our generation portfolio with the addition of the Conemaugh generating facility. Conemaugh is an efficient, low-cost generating facility and is a great asset for our generating fleet. With the addition of this facility - along with the recent joint venture at Hunlock Creek near Wilkes-Barre, Pa. - we are now poised to more effectively provide capacity and energy to customers within the growing East Coast markets."

     The 83-MW share of Conemaugh is an addition in the PJM market to 46 MW that Allegheny Energy recently acquired from a joint venture with UGI Development, a subsidiary of UGI Corp., at Hunlock Creek in eastern Pennsylvania. The purchase also gives the Allegheny Energy system a generating capacity of more than 8,700 MW, with another 4,000 MW announced for new construction or acquisition - for a total generating capacity of nearly
13,000 MW.

                             -more-

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     An S&P 500 company, Allegheny Energy, Inc. is a diversified energy company headquartered in Hagerstown, Md. The Allegheny Energy family includes Allegheny Power, which delivers electric energy and natural gas to about three million people in parts of Maryland, Ohio, Pennsylvania, Virginia, and West Virginia; Allegheny Energy Supply Company, LLC, which operates and markets competitive retail and wholesale electric generation and operates regulated electric generation for its affiliates; and Allegheny Ventures, which actively invests in and develops telecommunications and energy-related projects. For more information, visit our web site at www.alleghenyenergy.com.

     Certain statements above constitute forward-looking statements with respect to Allegheny Energy, Inc. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of Allegheny Energy to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors may affect Allegheny Energy's operations, markets, products, services, and prices. Such factors include, among others, the following: general and economic and business conditions; industry capacity; changes in technology; changes in political, social, and economic conditions; regulatory matters; integration of the operations of Allegheny Energy; regulatory conditions applicable to the transaction; the loss of any significant customers; and changes in business strategy or business plans.

Note to Editors: Today's news release, along with other news about Allegheny Energy, Inc, is available on the Internet at http://www.alleghenyenergy.com


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